UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 26, 2007
Bell Microproducts Inc.
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721

(Address of principal executive offices) Registrant’s telephone number, including area code:		(Zip Code) 408-451-9400
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement.
On September 26, 2007, Bell Microproducts Inc. (the “Company”) entered into an amendment to the Second Amended and Restated Credit and Security Agreement dated as of May 14, 2007 (the “Credit and Security Agreement”) among the Company, Bell Microproducts Funding Corporation, Variable Funding Capital Company LLC, Wachovia Bank, National Association, Market Street Funding LLC, and General Electric Capital Corporation (the “First Amendment”). Among other things, in exchange for a nominal fee, the First Amendment extends to March 17, 2008, the deadline for the Company to deliver its 2004, 2005, and 2006 annual audited financial statements. Also, during the time the Company is not current in its filings of quarterly or annual reports with the Securities and Exchange Commission, the Company is obligated to provide a quarterly report to the lenders, signed by an authorized officer of the Company, describing the operating results of the Company for that fiscal quarter.
On September 27, 2007, the Company entered into an amendment to the Loan and Security Agreement dated as of May 14, 2001 among the Company, certain of the Company’s subsidiaries and Wachovia Capital Finance Corporation (Western) (“Wachovia”) in its capacity as administrative, collateral and syndication agent for the financial institutions (the “Lenders”) which are parties to the Loan Agreement (the “Ninth Amendment”). The Ninth Amendment provides that in consideration of the Company’s payment of a nominal fee in the amount of $75,000, Wachovia and the Lenders agree to extend to March 17, 2008, the deadline for the Company to provide audited consolidated financial statements for 2006.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit 99.1	—	First Amendment to Second Amended and Restated Credit and Security Agreement dated as of September 26, 2007

Exhibit 99.2	—	Ninth Amendment to Loan and Security Agreement dated as of September 27, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.
September 27, 2007	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	First Amendment to Second Amended and Restated Credit and Security Agreement dated as of September 26, 2007
99.2	Ninth Amendment to Loan and Security Agreement dated as of September 27, 2007